Exhibit 99.1

Filed by Ruby Tuesday, Inc.

Pursuant to Rule 14a-12

of the Securities Exchange Act of 1934

Ruby Tuesday To Be Acquired By NRD Capital For $2.40 Per Share

Maryville, TN – October 16, 2017 – Ruby Tuesday, Inc. (NYSE: RT) today announced an agreement to be acquired by a fund managed by NRD Capital (“NRD”), an Atlanta-based private equity firm that specializes in franchised and multi-location business investments.

Under the terms of the agreement, NRD will acquire all of Ruby Tuesday’s common stock for $2.40 per share in cash and will assume or retire all debt obligations for a total enterprise value of approximately $335 million, excluding transaction expense. The purchase price represents a premium of approximately 37% over Ruby Tuesday's closing share price on March 13, 2017, the day before the Company announced its intention to explore strategic alternatives, and a premium of approximately 21% over Ruby Tuesday’s closing share price on October 13, 2017.

“The Board of Directors and our advisors have thoroughly evaluated all options available to the Company and are confident that this agreement will provide the most promising opportunity to realize the highest value for our stockholders while providing the best path forward for the Ruby Tuesday brand, its employees, franchisees, and loyal customers,” said Stephen Sadove, Non-executive Chairman of Ruby Tuesday. “NRD Capital has a distinguished track record of achieving and maintaining profitable growth for restaurant concepts and will be an excellent partner to lead Ruby Tuesday going forward.”

The transaction has been unanimously approved by Ruby Tuesday’s Board of Directors and NRD and is subject to shareholder approval and other customary closing conditions. The acquisition is expected to be completed during the first calendar quarter of 2018. UBS Investment Bank is serving as financial advisor to Ruby Tuesday and provided a fairness opinion to the Ruby Tuesday Board of Directors.

“Our focus at NRD is investing in quality restaurant companies and providing strategic and operational expertise to create sustainable value. With a well-established brand, differentiated from other casual dining restaurants by its Garden Bar, we see significant opportunities to drive value for Ruby Tuesday,” said Aziz Hashim, founder of NRD. “We are excited to be part of the Company’s next chapter. As a private company, we will be able to take a long-term view on Ruby Tuesday, allowing us to make an investments in people, product, and customer experience, without public company constraints. This approach will enable us to reward everyone involved in our success, in addition to our investors.”

Davis Polk is serving as legal advisor to Ruby Tuesday. Cheng Cohen is serving as legal advisor to NRD and Arlington Capital Advisors is serving as financial advisor to NRD.

About Ruby Tuesday, Inc.

Ruby Tuesday, Inc. owns and franchises Ruby Tuesday brand restaurants. As of September 5, 2017, there were 599 Ruby Tuesday restaurants in 41 states, 14 foreign countries, and Guam. Of those restaurants, we owned and operated 541 Ruby Tuesday restaurants and franchised 58 Ruby Tuesday restaurants, comprised of 17 domestic and 41 international restaurants. Our Company-owned and operated restaurants are concentrated primarily in the Southeast, Northeast, Mid-Atlantic, and Midwest of the United States, which we consider to be our core markets. For more information about Ruby Tuesday, please visit www.rubytuesday.com. Ruby Tuesday, Inc. is traded on the New York Stock Exchange (Symbol: RT).

About NRD Capital

NRD Capital invests in brands that offer superior products or services and compelling unit-level economics in order to help them strategically grow through the power of franchising. The fund was founded in 2014 by Aziz Hashim, one of the world’s leading experts on franchising, with the goal of leveraging operational and financial experience to position high quality brands for accelerated but responsible growth. The differentiated private equity fund takes a unique approach to investing, applying operating expertise and leveraging its wide network of franchisees, in addition to infusing capital in its portfolio companies.

Important Information For Investors And Stockholders

This communication does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities or a solicitation of any vote or approval. This communication relates to a proposed transaction between Ruby Tuesday, Inc. (“Ruby Tuesday”) and an affiliate of NRD Capital Management, LLC (“Acquiror”). In connection with this proposed transaction, Ruby Tuesday and/or Acquiror may file one or more proxy statements, registration statements, proxy statement/prospectus or other documents with the Securities and Exchange Commission (the “SEC”). This communication is not a substitute for any proxy statement, registration statement, proxy statement/prospectus or other document Ruby Tuesday and/or Acquiror may file with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF RUBY TUESDAY AND ACQUIROR ARE URGED TO READ THE PROXY STATEMENT(S), REGISTRATION STATEMENT(S), PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS THAT MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Any definitive proxy statement(s) (if and when available) will be mailed to stockholders of Ruby Tuesday and/or Acquiror, as applicable. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by Ruby Tuesday and/or Acquiror through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Ruby Tuesday will be available free of charge on Ruby Tuesday’s internet website at http://www.rubytuesday.com or by contacting Ruby Tuesday’s Investor Relations Director by email at RubyTuesdayIR@icrinc.com or by phone at (646) 277-1273.

Participants in Solicitation

Ruby Tuesday, Acquiror, their respective directors and certain of their respective executive officers may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of Ruby Tuesday is set forth in its Annual Report on Form 10-K for the fiscal year ended June 6, 2017, which was filed with the SEC on August 21, 2017 and amended on October 4, 2017, certain of its Quarterly Reports on Form 10-Q and certain of its Current Reports filed on Form 8-K.

These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

Forward Looking Statements

Certain statements in this communication regarding the proposed transaction between Ruby Tuesday and Acquiror are “forward-looking” statements. The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “estimate,” “probable,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “would,” “potential,” “may,” “might,” “anticipate,” “likely” “plan,” “positioned,” “strategy,” and similar expressions, and the negative thereof, are intended to identify forward-looking statements. These forward-looking statements, which are subject to risks, uncertainties and assumptions about Ruby Tuesday and Acquiror, may include projections of their respective future financial performance, their respective anticipated growth strategies and anticipated trends in their respective businesses. These statements are only predictions based on current expectations and projections about future events. There are important factors that could cause actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements, including the risk factors set forth in Ruby Tuesday’s most recent report on Form 10-K, Form 10-Q and other documents on file with the SEC and the factors given below:

●	failure of Acquiror to obtain the financing required to consummate the proposed transaction;

●	failure to obtain the approval of shareholders of Ruby Tuesday in connection with the proposed transaction;

●	the failure to consummate or delay in consummating the proposed transaction for other reasons;

●	the timing to consummate the proposed transaction;

●	the risk that a condition to closing of the proposed transaction may not be satisfied;

●	the risk that a regulatory approval that may be required for the proposed transaction is delayed, is not obtained, or is obtained subject to conditions that are not anticipated;

●	the diversion of management time to transaction-related issues.

Ruby Tuesday’s forward-looking statements are based on assumptions that Ruby Tuesday believes to be reasonable but that may not prove to be accurate. Neither Ruby Tuesday nor Acquiror can guarantee future results, level of activity, performance or achievements. Moreover, neither Ruby Tuesday nor Acquiror assumes responsibility for the accuracy and completeness of any of these forward-looking statements. Ruby Tuesday and Acquiror assume no obligation to update or revise any forward-looking statements as a result of new information, future events or otherwise, except as may be required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Contacts:

Media

ICR

Christine Beggan, 203-682-8329

RubyTuesday@icrinc.com

Or

Investors

ICR

Melissa Calandruccio, CFA, 646-277-1273

RubyTuesdayIR@icrinc.com